UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 9, 2015

(Date of earliest event reported)

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1532 SW Morrison Street, Suite 200

Portland, OR 97205

(Address of principal executive offices and zip code)

(503) 488-6988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TIGERLOGIC CORPORATION

FORM 8-K

Item 8.01                                Other Events

TigerLogic Corporation (the “Company”) today announced the date for its upcoming Annual Meeting of Stockholders.

The Annual Meeting will be held on September 17, 2015, commencing at 11:30 a.m. Pacific Time at the Hotel deLuxe, 729 S.W. 15th Avenue, Portland, Oregon. The record date for stockholders eligible to vote at the meeting will be July 20, 2015.

Advanced Notice Deadline for Rule 14a-8 Stockholder Proposals

Because the date of the upcoming Annual Meeting of Stockholders is being held more than 30 days from the anniversary of the Company’s previous Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, stockholders must deliver written notice of proposals for inclusion in the Company’s proxy statement for such meeting no later than the close of business on July 20, 2015 to the attention of the Company Secretary at TigerLogic Corporation, 1532 SW Morrison Street, Suite 200, Portland, Oregon 97205.  Such proposals must also comply with the requirements of Rule 14a-8 and other applicable law, and may be omitted from the Company’s proxy statement otherwise.

Advance Notice Deadline for under Amended and Restated Bylaws

In accordance with the Company’s Amended and Restated Bylaws, for director nominations or stockholder proposals to be brought before the upcoming Annual Meeting of Stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered no later than the close of business on July 20, 2015 to the attention of the Company Secretary at TigerLogic Corporation, 1532 SW Morrison Street, Suite 200, Portland, Oregon 97205. Such notices must also comply with the requirements of the Company’s Amended and Restated Bylaws and other applicable law, and may not be presented at the Annual Meeting otherwise.

Additional information concerning the upcoming Annual Meeting of Stockholders will be included in the Company’s definitive proxy statement for the Annual Meeting.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGERLOGIC CORPORATION
(Registrant)

July 9, 2015	By:	/s/ Roger Rowe
(Date)		Roger Rowe
Acting Chief Executive Officer and Chief Financial Officer

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